UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2010

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orbital Sciences Corporation (the “Corporation”) held its Annual Meeting of Stockholders on April 22, 2010 (the “Annual Meeting”).  At the Annual Meeting, two proposals were submitted to, and approved by, the Corporation’s stockholders.  The proposals are described in more detail in the Corporation’s definitive proxy statement dated March 9, 2010 for the Annual Meeting.  The final voting results were as follows:

Proposal 1

The Corporation’s stockholders elected the following four directors to serve for three-year terms expiring at our 2013 annual meeting of stockholders and until their respective successors are elected and qualified or until the director’s death, removal or resignation.  The voting results are set forth below.

	For	Authority Withheld	Broker Non-Vote
Edward F. Crawley	38,171,436	6,568,085	5,410,761
Lennard A. Fisk	43,080,048	1,659,473	5,410,761
Ronald T. Kadish	43,368,981	1,370,540	5,410,761
Garrett E. Pierce	41,236,428	3,503,093	5,410,761

Proposal 2

The Corporation’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and the voting results are set forth below.

For	Against	Abstained	Broker Non-Vote
48,965,547	1,170,737	13,998	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: April 26, 2010	By: /s/ David W. Thompson David W. Thompson Chairman and Chief Executive Officer